UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective October 23, 2000, the Securities and Exchange Commission (the “SEC”) adopted rules related to insider trading. One of these rules, Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provides an exemption to the insider trading rules in the form of an affirmative defense. Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

Health Care REIT, Inc. (the “Company”) has adopted an insider trading policy that allows insiders to sell securities of the Company pursuant to pre-arranged trading plans.

On December 16, 2014, Charles J. Herman, Jr., Executive Vice President and President of Seniors Housing and Post Acute of the Company, entered into a plan pursuant to which he instructed his broker to sell up to 12,000 shares of the Company’s common stock during the period between January 12, 2015 and December 31, 2015 and to exercise options and sell up to 20,372 shares of the Company’s common stock during the period between January 16, 2015 and December 31, 2015. Under Mr. Herman’s plan, 1,000 shares of common stock may be sold each month, not including any unsold shares that might be carried over from previous months, and 20,372 options may be exercised and the underlying shares sold commencing January 16, 2015.

Reports of the details of actual sales under the plan will be filed by Mr. Herman on Form 4 in accordance with SEC regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ THOMAS J. DEROSA

Name:	Thomas J. DeRosa

Title:	Chief Executive Officer

Dated: December 19, 2014